                                                                    Exhibit 10.1

================================================================================

                                 LOAN AGREEMENT


                                 by and between


             CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK


                                       and


                     ROLLER BEARING COMPANY OF AMERICA, INC.


                            Dated as of April 1, 1999


         All right, title and interest of the CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK (the "Issuer") in this Loan Agreement has been assigned (except for amounts payable under Sections 4.02(b), 7.03, 9.02 and 9.03 hereof, its right to receive notices, opinions and other documents required to be delivered to the Issuer hereunder and its rights to consent to certain actions) to U.S. Bank Trust National Association, as trustee (the "Trustee") pursuant to the Indenture of Trust, dated as of April 1, 1999, between the Issuer and the Trustee, and is subject to such assignment.

================================================================================

                                TABLE OF CONTENTS

                                                                                             Page
                                    Article I

                                   DEFINITIONS

Section 1.01.     Definition of Terms...........................................................2
Section 1.02.     Number and Gender.............................................................2
Section 1.03.     Articles, Sections, Etc.......................................................2


                                   Article II

                                 REPRESENTATIONS

Section 2.01.     Representations of the Issuer.................................................2
Section 2.02.     Representations of the Borrower...............................................3
Section 2.03.     Registered Owners to Benefit..................................................5


                                   Article III

               CONSTRUCTION OF THE PROJECT; ISSUANCE OF THE BONDS

Section 3.01.     Construction of the Project...................................................5
Section 3.02.     Disbursements from the Project Fund and the Costs of Issuance Fund............6
Section 3.03.     Establishment of Completion Date; Obligation of Borrower to Complete..........6
Section 3.04.     Investment of Moneys in Funds.................................................7


                                   Article IV

                     LOAN OF PROCEEDS; REPAYMENT PROVISIONS

Section 4.01.     Loan of Bond Proceeds; Issuance of Bonds......................................7
Section 4.02.     Loan Repayments and Other Amounts Payable.....................................7
Section 4.03.     Purchase of Bonds.............................................................9
Section 4.04.     Unconditional Obligations.....................................................9
Section 4.05.     Assignment of Issuer's Rights................................................10
Section 4.06.     Amounts Remaining in Funds...................................................10

                                TABLE OF CONTENTS

                                   (continued)

                                                                                             Page

                                    Article V

                        SPECIAL COVENANTS AND AGREEMENTS

Section 5.01.     Right of Access to the Project...............................................10
Section 5.02.     The Borrower's Maintenance of its Existence..................................10
Section 5.03.     Records and Financial Statements of Borrower; Employment Practices...........11
Section 5.04.     Insurance....................................................................12
Section 5.05.     Maintenance and Repair; Taxes; Utility and Other Charges.....................12
Section 5.06.     Incorporation, Formation, Organization or Qualification in California........12
Section 5.07.     Alternate Credit Facility....................................................13
Section 5.08.     Letter of Credit.............................................................13
Section 5.09.     Covenants of the Borrower....................................................14
Section 5.10.     Capital Expenditures.........................................................17
Section 5.11.     Special Arbitrage Certifications.............................................19
Section 5.12.     Covenant to Enter into Agreement or Contract to Provide Ongoing Disclosure...19
Section 5.13.     No Purchase of Bonds.........................................................19


                                   Article VI

              DAMAGE, DESTRUCTION AND CONDEMNATION; USE OF PROCEEDS

Section 6.01.     Obligation to Continue Payments..............................................20
Section 6.02.     Application of Net Proceeds..................................................20
Section 6.03.     Insufficiency of Net Proceeds................................................20
Section 6.04.     Damage to or Condemnation of Other Property..................................20


                                   Article VII

                        LOAN DEFAULT EVENTS AND REMEDIES

Section 7.01.     Loan Default Events..........................................................21
Section 7.02.     Remedies on Default..........................................................22
Section 7.03.     Agreement to Pay Attorneys' Fees and Expenses................................23
Section 7.04.     No Remedy Exclusive..........................................................23
Section 7.05.     Waivers......................................................................23


                                       ii

                                TABLE OF CONTENTS

                                   (continued)

                                                                                             Page
                                  Article VIII

                                   PREPAYMENT

Section 8.01.     Redemption of Bonds with Prepayment Moneys...................................24
Section 8.02.     Options to Prepay Loan.......................................................24
Section 8.03.     Mandatory Prepayment.........................................................25
Section 8.04.     Amount of Prepayment.........................................................26
Section 8.05.     Notice of Prepayment.........................................................26


                                   Article IX

               NON-LIABILITY OF ISSUER; EXPENSES; INDEMNIFICATION

Section 9.01.     Non-Liability of Issuer......................................................26
Section 9.02.     Expenses.....................................................................27
Section 9.03.     Indemnification..............................................................27


                                    Article X

                                  MISCELLANEOUS

Section 10.01.    Notices......................................................................28
Section 10.02.    Severability.................................................................29
Section 10.03.    Execution of Counterparts....................................................29
Section 10.04.    Amendments, Changes and Modifications........................................29
Section 10.05.    Governing Law................................................................29
Section 10.06.    Authorized Representative of the Borrower....................................29
Section 10.07.    Term of the Agreement........................................................30
Section 10.08.    Binding Effect...............................................................30
Section 10.09.    References to Bank...........................................................30
Section 10.10.    Brokerage Confirmations......................................................30


EXHIBIT A         THE PROJECT

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of April 1, 1999, between the CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK, an entity within the Trade and Commerce Agency of the State of California (the "Issuer"), and ROLLER BEARING COMPANY OF AMERICA, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower").

                              W I T N E S S E T H:

         WHEREAS, the Issuer was established for the purpose of financing projects needed to implement economic development and job creation and growth management strategies within the State of California (the "State") and is authorized to issue tax-exempt revenue bonds to provide financing for private activity economic development projects pursuant to the provisions of Section 63000 ET SEQ. of the California Government Code (constituting Division 1 of Title 6.7 of the Government Code of the State of California, as now in effect) (the "Act"); and

         WHEREAS, in furtherance of the purposes of the Issuer set forth above, the Issuer proposes to finance the acquisition, construction, rehabilitation, equipping, installation, improvement and/or furnishing of the manufacturing facilities described in Exhibit A hereto (the "Project") to be owned and operated by the Borrower; and

         WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer has authorized and undertaken the issuance of its California Infrastructure and Economic Development Bank Variable Rate Demand Industrial Development Revenue Bonds, Series 1999 (Roller Bearing Company of America, Inc.
- Santa Ana Project) (the "Bonds") in the aggregate principal amount of Four Million Eight Hundred Thousand Dollars ($4,800,000) to provide funds to pay a portion of the cost of the Project and a portion of the costs of issuance of the Bonds; and

         WHEREAS, the Issuer proposes to loan the proceeds of the Bonds to the Borrower, and the Borrower desires to borrow the proceeds of the Bonds upon the terms and conditions set forth herein; and

         WHEREAS, for and in consideration of such loan, the Borrower agrees, INTER ALIA, to make loan payments sufficient to pay on the dates specified in
Section 4.02 hereof, the principal of, premium, if any, and interest on, the Bonds; and

         WHEREAS, the Issuer and the Borrower each has duly authorized the execution and delivery of this Agreement;

         NOW, THEREFORE, for and in consideration of the premises and the material covenants hereinafter contained, the parties hereto hereby formally covenant, agree and bind themselves as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITION OF TERMS. Unless otherwise defined herein or the context otherwise requires, the terms used in this Agreement shall have the meanings specified in Section 1.01 of the Indenture of Trust, dated as of April 1, 1999 (the "Indenture"), by and between the Issuer and U.S. Bank Trust National Association, as trustee (the "Trustee"), as originally executed or as it may from time to time be supplemented or amended as provided therein.

         SECTION 1.02. NUMBER AND GENDER. The singular form of any word used herein, including the terms defined in Section 1.01 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

         SECTION 1.03. ARTICLES, SECTIONS, ETC. Unless otherwise specified, references to Articles, Sections and other subdivisions in this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as amended from time to time. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole. The headings or titles of the several Articles and Sections, and the table of contents included herein, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

                                   ARTICLE II

                                 REPRESENTATIONS

         SECTION 2.01. REPRESENTATIONS OF THE ISSUER. The Issuer makes the following representations as the basis for its undertakings herein contained:

                  (a) The Issuer is an entity within the Trade and Commerce Agency of the State. Under the provisions of the Act, the Issuer has the power to enter into the transactions contemplated by this Agreement and the Indenture and to carry out its obligations hereunder. By proper action, the Issuer has been duly authorized to execute, deliver and duly perform its obligations under this Agreement and the Indenture.

                  (b) To finance the Costs of the Project and certain Costs of Issuance, the Issuer will issue the Bonds, which will mature, bear interest and be subject to redemption as set forth in the Indenture.

                  (c) The Bonds will be issued under and secured by the Indenture, pursuant to which the Issuer's interest in this Agreement (except certain rights of the Issuer to payment for expenses and indemnification) will be pledged and assigned to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds and to the Bank, on a basis subordinate thereto, as security for the payment of the obligations of the Borrower under the Credit Agreement.

                  (d) The Issuer has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture and the obligations of the Borrower under the Credit Agreement.

                  (e) The Issuer is not in default under any of the provisions of the laws of the State which default would affect its existence or its powers referred to in subsection (a) of this Section.

                  (f) The Issuer has found and determined and hereby finds and determines that (i) the Loan to be made hereunder with the proceeds of the Bonds will promote the purposes of the Act by providing funds to finance the Construction of the Project; and (ii) said Loan is in the public interest, serves the public purposes and meets the requirements of the Act.

                  (g) No member, officer or other official of the Issuer has any financial interest whatsoever in the Borrower or in the transactions contemplated by this Agreement and the Indenture.

                  (h) Neither the execution and delivery of this Agreement, the Indenture, the Purchase Contract or the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Indenture, the Purchase Contract or the Tax Regulatory Agreement, conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Issuer is now a party or by which it is bound or constitute a default under any of the foregoing or result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Issuer under the terms of any instrument or agreement.

         SECTION 2.02. REPRESENTATIONS OF THE BORROWER. The Borrower makes the following representations as the basis for its undertakings herein contained:

                  (a) The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State and is duly qualified to transact business in the State.

                  (b) The execution, delivery and performance by the Borrower of this Agreement, the Credit Agreement, the Remarketing Agreement, the Tax Regulatory Agreement and all other documents contemplated hereby to be executed by the Borrower are within the Borrower's power and have been duly authorized by all necessary corporate action, and neither the execution and delivery of this Agreement, the Credit Agreement, the Remarketing Agreement or the Tax Regulatory Agreement or the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof and thereof, conflicts with or results in a breach of any of the material terms, conditions or provisions of any of the

         Borrower's Organization Documents, or of any law, statute, rule, regulation, order, judgment, award, injunction, or decree or of any material agreement or instrument to which the Borrower is now a party or by which it is bound or affected, or constitutes a default (or would constitute a default with due notice or the passage of time or both) under any of the foregoing, or results in or requires the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement to which the Borrower is now a party or by which it is bound, except as would not have a material adverse effect on the operations of the Borrower, taken as a whole.

                  (c) The estimated Costs of the Project to be paid with the proceeds of the Bonds are as set forth in the Tax Regulatory Agreement and have been determined in accordance with commercially reasonable engineering, construction, and accounting principles. All the information and representations in the Tax Regulatory Agreement are true and correct in all material respects as of the date thereof.

                  (d) The Project consists and will consist of those facilities and equipment described in Exhibit A and the Borrower shall not make any changes to the Project or to the operation thereof which would affect the qualification of the Project under the Act or would cause interest on the Bonds not to be Tax-exempt. The Borrower intends to own and operate the Project. The Borrower covenants and agrees to operate or cause the operation of the Project as a facility described by the Act until the principal of, the premium, if any, and the interest on the Bonds shall have been paid.

                  (e) The Borrower has and will have title to the Project sufficient to carry out the purposes of this Agreement.

                  (f) At the time of submission of an application to the Issuer for financial assistance in connection with the Project and on the dates on which action was taken on such application, permanent financing for the Project had not otherwise been obtained or arranged.

                  (g) To the knowledge of the Borrower, no member, officer or other official of the Issuer has any financial interest whatsoever in the Borrower or in the transactions contemplated by this Agreement.

                  (h) All certificates, approvals, permits and authorizations with respect to the Construction of the Project of the State, the City of Santa Ana, California, the federal government and other applicable local governmental agencies have been obtained, or if not yet obtained, are reasonably expected to be obtained in due course. The Project will be consistent with any existing local or regional comprehensive plan.

                  (i) No event has occurred and no condition exists which would constitute a Loan Default Event or which, with the passing of time or with the giving of notice or both, would constitute a Loan Default Event.

                  (j) There is no litigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower which could materially and adversely affect the validity of this Agreement, the Credit Agreement, the Remarketing Agreement or the Tax Regulatory Agreement or the ability of the Borrower to comply with the terms of its obligations under this Agreement, the Credit Agreement, the Remarketing Agreement or the Tax Regulatory Agreement.

                  (k) No consent, authorization or approval, except such consents, authorizations or approvals as have been obtained prior to the execution and delivery of this Agreement, from any governmental, public or quasi-public body or authority of the United States or of the State or any department or subdivision thereof, is necessary for the due execution and delivery by the Borrower of this Agreement.

         SECTION 2.03. REGISTERED OWNERS TO BENEFIT. The Borrower agrees that this Agreement is executed in part to induce the purchase by others of the Bonds. Accordingly, all covenants and agreements on the part of the Borrower set forth in this Agreement are hereby declared to be for the benefit of the Registered Owners from time to time of such Bonds; provided, however, that such covenants and agreements shall create no rights in any parties other than the Issuer and such Registered Owners.

                                  ARTICLE III

               CONSTRUCTION OF THE PROJECT; ISSUANCE OF THE BONDS

         SECTION 3.01. CONSTRUCTION OF THE PROJECT. The Borrower agrees that, utilizing the proceeds of the Bonds loaned pursuant to Section 4.01 hereof and such other funds as may be necessary, it has or will Construct, or has or will cause the Construction of, the Project, and has or will acquire, rehabilitate, equip, construct and install all other facilities and real and personal property necessary for the operation of the Project as described in the Borrower's application to the Issuer for assistance in financing the Project, substantially in accordance with the plans and specifications prepared therefor by the Borrower, including any and all supplements, amendments, additions or deletions thereto or therefrom, it being understood that the approval of the Issuer shall not be required for changes in such plans and specifications which do not alter the purpose or description of the Project as set forth in Exhibit A hereto. The Borrower further agrees to proceed with due diligence to complete the Project within three years from the date hereof.

         In the event that the Borrower desires to modify the Project in a manner which alters the purpose or description of the Project as set forth in Exhibit A hereto, such modification shall be undertaken only upon an amendment to Exhibit A which shall accurately set forth the description and purpose of the Project as so modified and which amendment to Exhibit A shall become effective (without the written consent of the Registered Owners) upon receipt by the Issuer and the Trustee of:

                  (a) a certificate of the Authorized Representative of the Borrower describing in detail the proposed changes and stating that they will not have the effect of disqualifying the Project as a facility that may be financed pursuant to the Act nor reduce the employment benefits described in the Borrower's application to the Issuer for assistance in financing the Project;

                  (b) an Opinion of Bond Counsel that the proposed changes to the Project will not have the effect of disqualifying the Project as a facility that may be financed pursuant to the Act or cause interest on the Bonds not to be Tax-exempt;

                  (c) a copy of the proposed form of amended or supplemented Exhibit A hereto; and

                  (d) the written approval of the Bank and the Trustee.

         SECTION 3.02. DISBURSEMENTS FROM THE PROJECT FUND AND THE COSTS OF ISSUANCE FUND. The Borrower will authorize and direct the Trustee, upon compliance with Section 3.03 of the Indenture, to disburse the moneys in the Project Fund to or on behalf of the Borrower only for payment of Costs of the Project. Each of the payments from the Project Fund referred to in this Section shall be made upon receipt by the Trustee of a written Requisition in the form prescribed by Section 3.03 of the Indenture, signed by the Authorized Representative of the Borrower accompanied by the written approval of the Bank.

         Moneys in the Costs of Issuance Fund shall be disbursed by the Trustee as provided in Section 3.03(e) of the Indenture to pay Costs of Issuance.

         SECTION 3.03. ESTABLISHMENT OF COMPLETION DATE; OBLIGATION OF BORROWER TO COMPLETE. Promptly upon the completion of the Construction of the Project, the Authorized Representative of the Borrower, on behalf of the Borrower, shall evidence the completion date by providing a certificate to the Trustee, with a copy to the Issuer and the Bank, stating the Costs of the Project and further stating that (a) Construction of the Project has been completed substantially in accordance with the plans and specifications therefor, and all labor, services, materials and supplies used in Construction have been paid for or stating the amount required to be retained in the Project Fund to fully provide for any disputed amounts, and (b) all other equipment and facilities for the operation of the Project have been acquired, constructed and installed in accordance with the plans and specifications therefor and all costs and expenses incurred in connection therewith have been paid or provided for. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights of the Borrower against third parties.

         At the time such certificate is delivered to the Trustee, moneys remaining in the Project Fund, including any earnings resulting from the investment of such moneys, less an amount representing a reasonable retainage determined by the Borrower, shall be used as provided in Section 3.03(d) of the Indenture.

         In the event the moneys in the Project Fund available for payment of the Costs of the Project should be insufficient to pay the Costs of the Project in full, the Borrower agrees to pay directly, or to deposit in the Project Fund moneys sufficient to pay, any costs of completing the Construction of the Project in excess of the moneys available for such purpose in the Project Fund, or otherwise cause the Construction of the Project to be completed. The Issuer makes no express or implied warranty that the moneys deposited in the Project Fund and available for payment of the Costs of the Project under the provisions of this Agreement will be sufficient to pay all the amounts which may be incurred in connection with the Construction of the Project. The Borrower agrees that if, after exhaustion of the moneys in the Project Fund, the Borrower should elect to pay, or to deposit moneys in the Project Fund for the payment of, any portion of the Costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the Registered Owners of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under Section 4.02 hereof.

         SECTION 3.04. INVESTMENT OF MONEYS IN FUNDS. Any moneys in any fund held by the Trustee shall, at the written request of the Authorized Representative of the Borrower, but subject to the restrictions on investments contained in the Indenture and the Tax Regulatory Agreement in connection with the Tax-exempt status of interest on the Bonds, be invested or reinvested by the Trustee as provided in the Indenture. Such investments shall be held by the Trustee and shall be deemed at all times a part of the fund from which such investments were made, and the interest accruing thereon, and any profit or loss realized therefrom, shall be credited or charged as provided in Section 5.05 of the Indenture.

                                   ARTICLE IV

                     LOAN OF PROCEEDS; REPAYMENT PROVISIONS

         SECTION 4.01. LOAN OF BOND PROCEEDS; ISSUANCE OF BONDS. The Issuer covenants and agrees, upon the terms and conditions in this Agreement, to loan the proceeds of the sale of the Bonds to the Borrower for the purpose of financing the Costs of the Project and the Costs of Issuance to the extent permitted by the Indenture. Pursuant to said covenant and agreement, the Issuer will issue the Bonds upon the terms and conditions contained in this Agreement and the Indenture and will cause the Bond proceeds to be applied as provided in
Article III of the Indenture. Subject to Section 3.02 of the Indenture, such proceeds shall be disbursed to or on behalf of the Borrower as provided in
Section 3.02 hereof. The Borrower hereby approves the Indenture and the issuance thereunder by the Issuer of the Bonds.

         SECTION 4.02. LOAN REPAYMENTS AND OTHER AMOUNTS PAYABLE.

                  (a) On or before each Bond Payment Date, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for such payment shall have been made as provided in the Indenture, the Borrower covenants and agrees to pay to the Trustee as a Loan Repayment on the Loan made to the Borrower from Bond proceeds pursuant to Section 4.01 hereof, a sum equal to the amount payable on such

         Bond Payment Date as principal of, and premium, if any, and interest on the Bonds as provided in the Indenture.

                 The Loan Repayments made pursuant to this subsection (a) shall at all times be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, becoming due and payable on the Bonds on each Bond Payment Date; provided that any amount held by the Trustee in the Revenue Fund on the due date for a Loan Repayment pursuant to the immediately preceding paragraph shall be credited against the Loan Repayment due on such date to the extent available for such purpose under the terms of the Indenture; and provided further that, subject to the provisions of this paragraph, if at any time the amounts held by the Trustee in the Revenue Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall be relieved of any obligation to make any further Loan Repayments under the provisions of this Section. Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Revenue Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Bonds as such payments become due, the Borrower, immediately upon receipt of notice of such deficiency from the Trustee, shall forthwith pay such deficiency as a Loan Repayment hereunder.

                  The obligation of the Borrower to make any payment under this subsection (a) shall be deemed to have been satisfied to the extent of any corresponding payment made by the Bank to the Trustee as a result of a drawing under the Letter of Credit. To the extent the Trustee receives a Loan Repayment from the Borrower pursuant to this subsection
         (a) after any payment obligation hereunder has been satisfied by a drawing under the Letter of Credit, the Trustee shall promptly use such Loan Repayment to reimburse the Bank for such drawing or if the Bank has been reimbursed directly by the Borrower such funds shall be returned to the Borrower.

                  (b) The Borrower covenants and agrees to pay until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for such payment shall have been made as provided in the Indenture, (i) the Trustee's reasonable annual fee for its ordinary services rendered as trustee, and its reasonable ordinary expenses incurred under the Indenture, as and when the same become due,
         (ii) the Trustee's reasonable fees, charges and expenses, as Bond Registrar, Tender Agent and Paying Agent, and the reasonable fees of any other paying agent for the Bonds as provided in the Indenture, as and when the same become due, (iii) the cost of providing any Bonds required to be provided pursuant to the Indenture, (iv) the reasonable fees of any rating agency then rating the Bonds required to maintain the rating on the Bonds, (v) the reasonable fees of the Remarketing Agent, and (vi) other necessary and ordinary administrative fees and expenses of the Issuer. The Borrower covenants and agrees to make all payments for the expenses identified in (i) through (vi) above. In addition, the Borrower agrees to pay such extraordinary expenses incurred by the Trustee, the Tender Agent, the Remarketing Agent and the Issuer under the Indenture as and when the same become due. The duties of the Borrower under this subsection (b) shall survive the termination of this Agreement and the termination and discharge of the Indenture.

                  (c) The Borrower also agrees to pay the fees and expenses of the Bank pursuant to the Credit Agreement.

                  (d) In the event the Borrower should fail to make any of the payments required by subsections (a) through (c) of this Section, such payments shall continue as obligations of the Borrower until such amounts shall have been fully paid. The Borrower agrees to pay all such amounts required by subsection (b) of this Section, together with interest thereon, from the date such payments were due until paid, to the extent permitted by law, at the rate of 10% per annum. Interest on overdue payments required under subsection (a) above shall be paid to Registered Owners as provided in Section 2.02(b)(ii) of the Indenture.

         SECTION 4.03. PURCHASE OF BONDS. The Borrower hereby recognizes and agrees that the Indenture provides for the creation of an account or accounts to facilitate the purchase of Bonds by the Tender Agent on the Mandatory Tender Date and upon the optional tender of Bonds in accordance with Section 4.06 of the Indenture, and the Borrower agrees to provide or cause to be provided the Letter of Credit for the payment of amounts necessary to purchase such Bonds.

         SECTION 4.04. UNCONDITIONAL OBLIGATIONS. The obligations of the Borrower to make the payments required by Section 4.02 hereof and to provide or cause to be provided the Letter of Credit pursuant to Section 4.03 hereof, and to perform and observe the other agreements on its part contained herein, shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer, and during the term of this Agreement, the Borrower shall pay absolutely all payments to be made on account of the Loan made to the Borrower from Bond proceeds pursuant to Section 4.01 hereof, as prescribed in Section 4.02 hereof, the obligation to provide or cause to be provided the Letter of Credit pursuant to Section 4.03 hereof, and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made as required by the Indenture, the Borrower (a) will not suspend or discontinue any payments required to be made by the Borrower pursuant to this Agreement, including, without limitation, the payments provided for in Section 4.02 hereof and the obligation to provide or cause to be provided the Letter of Credit pursuant to
Section 4.03 hereof; (b) will perform and observe all of its other covenants contained in this Agreement in all material respects; and (c) except as provided in Article VIII hereof, will not terminate this Agreement for any cause, including, without limitation, failure to complete the Project, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State, or any political subdivision of either of these, or any failure of the Issuer or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture.

         SECTION 4.05. ASSIGNMENT OF ISSUER'S RIGHTS. As security for the payment of the Bonds, the Issuer will assign to the Trustee the Issuer's rights, title and interest under this Agreement, including the right to receive payments hereunder (except the right of the Issuer to receive certain payments, if any, with respect to expenses and indemnification under Sections 4.02(b), 7.03, 9.02 and 9.03 hereof, the Issuer's right to receive notices, opinions and other documents required to be delivered to the Issuer hereunder and the Issuer's rights to consent to certain actions taken hereunder), and the Issuer hereby directs the Borrower to make the payments required hereunder (except such payments for expenses and indemnification) directly to the Trustee as more fully set forth in this Agreement. The Borrower hereby assents to such assignment, agrees to make such payments directly to the Trustee and agrees that the provisions of Section 4.04 hereof shall apply to its obligation to make such payments.

         SECTION 4.06. AMOUNTS REMAINING IN FUNDS. It is agreed by the parties hereto that after: (a) payment in full of the principal of, premium, if any, and interest on, the Bonds, or after provision for such payment shall have been made as provided in the Indenture, (b) payment, or provision for payment satisfactory to the Trustee and paying agents, of the fees, charges and expenses of the Trustee and paying agents in accordance with the Indenture, (c) payment, or provision for payment satisfactory to the affected parties, of all other amounts required to be paid under this Agreement and the Indenture by the Borrower and
(d) payment to the Bank of any amounts owed to the Bank by the Borrower under the Credit Agreement with respect to the Letter of Credit, any amounts remaining in any fund held by the Trustee under the Indenture shall be paid in accordance with the requirements of Section 10.04 of the Indenture.

                                   ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

         SECTION 5.01. RIGHT OF ACCESS TO THE PROJECT. The Borrower agrees that during the term of this Agreement, the Issuer, the Trustee and the duly authorized agents of any of them shall have the right, after reasonable notice to the Borrower, at all reasonable times during normal business hours to enter upon the site of the Project to examine and inspect the Project. The rights of access hereby reserved to the Issuer, the Trustee, and their respective agents, may be exercised only after the Person seeking such access shall have executed such confidentiality or secrecy agreements, if any, as may be reasonably requested by the Borrower. Nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the Issuer or the Trustee to any information or inspection involving the confidential knowledge, expertise or know-how of the Borrower.

         SECTION 5.02. THE BORROWER'S MAINTENANCE OF ITS EXISTENCE. The Borrower covenants and agrees that it will maintain its existence and will not dissolve, nor will it sell or otherwise transfer the Project or all or substantially all of its assets, nor will it consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it. Notwithstanding the foregoing, the Borrower may, without violating the covenants contained in this Section, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity the Project or all or substantially all of its assets as an entirety and thereafter dissolve, if:

                  (a) The surviving, resulting or transferee entity, as the case may be:

                           (i) assumes in writing, if such entity is not the
                  Borrower, all of the obligations of the Borrower under this Agreement;

                           (ii) is not, after such transaction, otherwise in
                  default under any provisions of this Agreement; and

                           (iii) is qualified to do business in the State;

                  (b) The Trustee and the Issuer shall have received an Opinion of Bond Counsel to the effect that such merger, consolidation, sale or other transfer will not cause interest on the Bonds not to be Tax-exempt; and

                  (c) The written acknowledgment of the Bank has been received by the Trustee, together with an acknowledgment that the Letter of Credit will remain in effect after such merger, consolidation, sale or other transfer is effected.

         If a merger, consolidation, sale or other transfer is effected, as provided in this Section, the provisions of this Section shall continue in full force and effect and no further merger, consolidation, sale or transfer shall be effected except in accordance with the provisions of this Section.

         SECTION 5.03. RECORDS AND FINANCIAL STATEMENTS OF BORROWER; EMPLOYMENT PRACTICES.

                  (a) The Borrower covenants and agrees at all times to keep, or cause to be kept, proper books of record and account, prepared in accordance with generally accepted accounting principles, in which complete and accurate entries shall be made of all transactions of or in relation to the business, properties and operations of the Borrower. Such books of record and account shall be available for inspection by the Issuer or the Trustee, and the duly authorized agents of either of them, at reasonable hours and under reasonable circumstances.

                  (b) Upon the receipt of the written request of the Issuer or the Trustee, the Borrower further covenants and agrees to furnish the requesting party, within 120 days after the end of each Fiscal Year, with copies of its complete financial statements together with a Certificate of the Authorized Representative of the Borrower stating that no event which constitutes a Loan Default Event or which with the giving of notice or the passage of time or both would constitute a Loan Default Event has occurred and is continuing as of the end of such Fiscal Year, or specifying the nature of such event and the actions taken and proposed to be taken by the Borrower to cure such default.

                  (c) The Borrower shall, within 60 days of the receipt of a written request from the Issuer or the Trustee, furnish a written report to the requesting party, as of the end of the Borrower's prior Fiscal Year, stating the status of the Project, the outstanding and unpaid balance of the Bonds, the number of full-time and part-time employees of the Borrower employed at the Project during such prior Fiscal Year, and supplying such current information as the Issuer shall reasonably request regarding other matters covered in the Borrower's application for industrial revenue bond financing.

SECTION 5.04. INSURANCE. The Borrower agrees to insure the Project or cause the Project to be insured during the term of this Agreement for such amounts and for such occurrences as are customary for similar facilities within the State, or as may be required by the Bank pursuant to the Credit Agreement, by means of policies issued by reputable insurance companies qualified to do business in the State. Upon the written request of the Issuer or the Trustee, the Borrower shall deliver to the requesting party, within 60 days of the receipt of such request, memorandum copies of the insurance policies or certificates of insurance which memorandum copies of insurance policies or certificates of insurance shall evidence that all insurance required to be in effect under this Section is then currently in full force and effect. The Trustee and the Issuer are not responsible for the adequacy or sufficiency of the coverage evidenced by such policies or certificates.

         SECTION 5.05. MAINTENANCE AND REPAIR; TAXES; UTILITY AND OTHER CHARGES. The Borrower agrees to maintain the Project, or cause the Project to be maintained, during the term of this Agreement (a) in a safe condition and (b) in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof.

         The Borrower agrees to pay or cause to be paid during the term of this Agreement all taxes, governmental charges of any kind lawfully assessed or levied upon the Project or any part thereof, including any taxes levied against the Project which, if not paid, will become a charge on the Project, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the term of this Agreement. The Borrower may, at the Borrower's expense and in the Borrower's name, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during that period of such contest and any appeal therefrom unless by such nonpayment the Project or any part thereof will be subject to loss or forfeiture.

         SECTION 5.06. INCORPORATION, FORMATION, ORGANIZATION OR QUALIFICATION IN CALIFORNIA. The Borrower agrees that throughout the term of this Agreement it and any lessee of the Project, if any, will be incorporated, formed, organized or qualified to do business in the State.

         SECTION 5.07. ALTERNATE CREDIT FACILITY. If the Borrower exercises its option to convert the interest rate borne by the Bonds from the Weekly Interest Rate to the Fixed Interest Rate pursuant to the terms and provisions of the Indenture, the Borrower may cause to be delivered to the Trustee an Alternate Credit Facility, effective as of the Fixed Rate Date, in lieu of keeping the Letter of Credit in place as required by Section 5.08 hereof.

         Such Alternate Credit Facility must meet the following conditions:

                  (a) the Alternate Credit Facility must be approved by the Issuer or its successor;

                  (b) the terms of the Alternate Credit Facility must provide an unconditional obligation of the issuer of the Alternate Credit Facility to pay all amounts with respect to the principal of, premium, if any, and interest on the Bonds when the same shall become due; and

                  (c) the term of the Alternate Credit Facility must extend to the final maturity of the Bonds.

         On or prior to the date of the delivery of an Alternate Credit Facility to the Trustee, the Borrower shall cause to be furnished to the Issuer and the Trustee (i) an Opinion of Bond Counsel stating that the delivery of such Alternate Credit Facility to the Trustee is authorized under this Agreement and complies with the terms hereof and will not cause interest on the Bonds not to be Tax-exempt, (ii) such other opinions regarding the validity of the Alternate Credit Facility as the Issuer, the Trustee and any rating agency then rating the Bonds may reasonably require, and (iii) written evidence from Moody's, if the Bonds are then rated by Moody's, and S&P, if the Bonds are then rated by S&P, to the effect that such rating agency has reviewed the proposed Alternate Credit Facility and that the substitution of the proposed Alternate Credit Facility for the Letter of Credit will not, by itself, result in a reduction of its long term rating of the Bonds below "A" if the Bonds are rated by S&P or below "A2" if the Bonds are rated by Moody's.

         SECTION 5.08. LETTER OF CREDIT. The Borrower shall at all times throughout the term of this Agreement (but subject to Section 5.07 hereof) maintain or cause to be maintained the Letter of Credit with respect to the Bonds. The Letter of Credit shall be an obligation of the Bank to pay to the Trustee, against presentation of sight drafts and certificates required by the Bank, up to (a) an amount equal to the aggregate principal amount of the Bonds then Outstanding as necessary to pay the principal of such Bonds, whether at maturity, redemption, acceleration or otherwise or upon the purchase of such Bonds upon the optional tender of the Bonds pursuant to Section 4.06 of the Indenture and on the Mandatory Tender Date, and (b) an amount equal to 50 days (or such other number of days as may be required to obtain a rating on the Bonds) of interest on the Bonds calculated at an interest rate of 12% per annum on the basis of a 365- or 366-day year, as applicable, for the number of days actually elapsed while the Bonds bear interest at the Weekly Interest Rate and an amount equal to 210 days (or such other number of days as may be required to obtain a rating on the Bonds if the Bonds are then rated) of interest on the Bonds calculated at the actual interest rate or rates on the Bonds on the basis of a 360-day year of twelve 30-day months while the Bonds bear interest at the Fixed Interest Rate to pay interest on the Bonds when due.

         On any Business Day, the Borrower may, at its option, but with the written approval of the Issuer, which written approval shall not be unreasonably withheld, provide or cause to be provided to the Trustee an Alternate Letter of Credit and the Borrower shall, in any event, cause to be delivered to the Trustee an extension of the Expiration Date of the Letter of Credit or an Alternate Letter of Credit at least (a) 23 days before the Expiration Date of the then-existing Letter of Credit while the Bonds bear interest at the Weekly Interest Rate, or (b) 45 days before the Expiration Date of the then existing Letter of Credit while the Bonds bear interest at the Fixed Interest Rate. At least 30 days prior to the Letter of Credit Substitution Date, the Borrower shall provide the Issuer, the Trustee, the Bank, the Tender Agent and the Remarketing Agent with a written notice of its intention to provide an Alternate Letter of Credit pursuant to this Section. Such notice shall include the proposed Letter of Credit Substitution Date, which shall be an Interest Payment Date, and identify the provider of the Alternate Letter of Credit. An Alternate Letter of Credit shall be an irrevocable direct-pay letter of credit or other irrevocable credit facility delivered to the Trustee on or prior to 8:00 a.m. (California time) on the Letter of Credit Substitution Date, issued by a commercial bank or other financial institution, the terms of which shall in all material respects be the same as the Letter of Credit. On or prior to the date of the delivery of an Alternate Letter of Credit to the Trustee, the Borrower shall cause to be furnished to the Issuer and the Trustee (i) an Opinion of Bond Counsel stating that the delivery of such Alternate Letter of Credit to the Trustee is authorized pursuant to this Agreement, complies with the terms hereof and will not cause the interest on the Bonds not to be Tax-exempt, (ii) such opinions regarding the validity of the Alternate Letter of Credit as the Issuer, the Trustee and any rating agency then rating the Bonds may reasonably require, and (iii) written evidence from Moody's, if the Bonds are then rated by Moody's, and S&P, if the Bonds are then rated by S&P, to the effect that such rating agency has reviewed the proposed Alternate Letter of Credit and that the substitution of the proposed Alternate Letter of Credit will not, by itself, result in a reduction of its long-term rating of the Bonds below "A" if the Bonds are rated by S&P or below "A2" if the Bonds are rated by Moody's.

         It is understood and agreed that with proper notification to the Trustee and the Borrower, the Bank can declare that a default has occurred under the Credit Agreement with the Borrower and such default will cause a mandatory redemption of Bonds pursuant to Section 4.01(g) of the Indenture.

         SECTION 5.09. COVENANTS OF THE BORROWER. It is the intention of the parties hereto that interest on the Bonds shall be and remain Tax-exempt so long as the Bonds are Outstanding, and to that end the representations, covenants, and agreements of the Issuer and the Borrower in this Section and in Sections
5.10 and 5.11 hereof are for the benefit of the Trustee and each and every Registered Owner of the Bonds. The Borrower represents, warrants and agrees as follows:

                  (a) The Project consists, and at all times shall consist, of land or property which is subject to the allowance for depreciation provided in Section 167 of the Code, and substantially all (95% or more) of the proceeds of the Bonds including proceeds of investment thereof, shall be used to pay the Costs of the Project which are chargeable to the capital account of the Borrower, and which were paid not earlier than 60 days before February 20, 1996. The Borrower shall allocate the proceeds of the Bonds to the Costs of the Project no later than 18 months after the later of the date the original expenditure is paid or the date the Project is placed in service or abandoned, but in no event more than three years after the original expenditure is paid.

                  (b) No portion of the proceeds of the Bonds shall be used to provide for a private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skate board and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, race track, automobile sales or service facility, retail food or beverage facility, entertainment facility, airplane, gambling establishment, health club, liquor store, skybox or luxury box.

                  (c) Less than 25% of the net proceeds of the Bonds (after Costs of Issuance) shall be used to purchase land or interests in land. The Borrower covenants to spend sufficient sums from the Project Fund on Costs of the Project to assure compliance with this covenant.

                  (d) No proceeds of the Bonds shall be used to acquire any personal property or facilities unless the first use of such property or facilities shall be pursuant to such acquisition, except that if the Project consists of acquisition of a building, the Borrower shall, within two years after the Date of Delivery or the date of acquisition of such building, whichever is earlier, expend an amount, from proceeds of the Bonds or otherwise, equal to 15% of the cost of acquiring such building financed with proceeds of the Bonds on rehabilitation costs of such building as required by Section 147(d) of the Code.

                  (e) During the three-year period following the date the Project is placed in service, the Borrower shall not allow any other Person to become a "test-period beneficiary" of the Bonds who is a beneficiary of industrial development bonds in an amount which would cause the issuance of the Bonds to exceed such Person's aggregate per-taxpayer limit under Section 144(a)(10) of the Code.

                  (f) No agreement shall be entered into which would result in the payment of principal or interest on the Bonds being "federally guaranteed" within the meaning of Section 149(b) of the Code.

                  (g) There is no outstanding issue of industrial development bonds which was used to finance any facilities which, in relation to the Project, would constitute (i) a single building, (ii) an enclosed shopping mall, or (iii) a strip of offices, stores or warehouses using substantial common facilities.

                  (h) Subject to the provisions of the final paragraph of
         Section 5.10 hereof, no actions shall be taken, or omitted to be taken, by the Borrower which would have the effect, directly or indirectly, of causing interest on any of the Bonds to not be Tax-exempt.

                  (i) No changes shall be made in the Project or the use of the Project which shall in any way impair the Tax-exempt status of interest on the Bonds.

                  (j) No use or investment of the proceeds of the Bonds or any acquired obligation shall be made which would cause the Bonds to become "arbitrage bonds" within the meaning of Section 148 of the Code and any Regulations thereunder, and the Borrower shall comply with the requirements of said Section of the Code and said Regulations, as the same may be amended by amendments applicable to the Bonds from time to time, so long as any Bonds remain Outstanding.

                  (k) To use due diligence to cause the Project to be operated in all material respects in accordance with all applicable laws, rulings, regulations and ordinances.

                  (l) To comply in all material respects with all written conditions imposed by the Issuer and any State or local agency in its approval of the Project.

                  (m) To fully and faithfully perform all the duties and obligations which the Issuer has covenanted and agreed in the Indenture to cause the Borrower to perform and any duties and obligations which the Borrower is required in the Indenture to perform. The foregoing shall not apply to any duty or undertaking of the Issuer which by its nature cannot be delegated or assigned.

                  (n) The rights, duties and obligations imposed on the Borrower pursuant to the Remarketing Agreement are hereby acknowledged, approved and accepted.

                  (o) To faithfully perform at all times any and all covenants, undertakings, stipulations and provisions to be observed or performed by the Borrower contained in the Indenture, in the Bonds, and in all proceedings of the Issuer pertaining thereto, or otherwise required of the Borrower to be observed or performed, whether express or implied.

                  (p) To use less than 25% of the net proceeds of the Bonds (after deducting Costs of Issuance) to provide facilities which are directly related and ancillary to the manufacturing facility being financed with the proceeds of the Bonds, in accordance with Section 144(a)(12)(C) of the Code.

                  (q) To not become a Registered Owner of the Bonds, and to not directly or indirectly purchase Bonds from the Remarketing Agent or permit any Related Party to directly or indirectly purchase Bonds from the Remarketing Agent.

                  (r) To the extent Bond proceeds are used for construction purposes, the Borrower shall certify that the contractors engaged to construct the Project are properly licensed by the Contractors' State License Board.

                  (s) The Project shall be consistent with any existing local or regional comprehensive plan.

         Notwithstanding any other provision of this Agreement or the Indenture, including in particular Article X of the Indenture, the obligations of the Borrower and the Issuer to comply with the covenants set forth in this Section and Section 5.10 hereof shall survive the defeasance or payment in full of the Bonds.

         SECTION 5.10. CAPITAL EXPENDITURES. For the purpose of this Section and
Section 5.09 hereof the following terms shall have the following meanings:

         "FACILITIES" shall mean those facilities described in Section 144(a)(1) of the Code and Regulations thereunder, including Section 1.103-10(b)(2)(ii)(e) and Section 1.103-10(d)(2) of the Regulations, and shall include those facilities any Principal User of which is the Borrower or a related person, as defined in Section 144(a)(3) of the Code, located in the Project Location, and any contiguous or integrated facility treated as being located in the Project Location by reason of the fact that such facility is located on both sides of a border between the Project Location and one or more other political jurisdictions.

         "PRINCIPAL USER" means a person who is a principal owner, principal lessee, a principal output purchaser or "other" principal user and any Related Person to a Principal User. A principal owner is a person who at any time holds more than a 10% ownership interest (by value) in a facility or, if no person holds more than a 10% ownership interest, then the person (or persons in the case of multiple equal owners) who holds the largest ownership interest in the facility. A person is treated as holding an ownership interest if such person is an owner for federal income tax purposes generally. A principal lessee is a person who at any time leases more than 10% of the facility (disregarding portions used by the lessee under a short-term lease). The portion of a facility leased to a lessee is generally determined by reference to its fair rental value. A short-term lease is one which has a term of one year or less, taking into account all options to renew and reasonably anticipated renewals. A principal output purchaser is any person who purchases output of a facility, unless the total output purchased by such person during each one-year period beginning with the date such facility is placed in service is 10% or less of such facility's output during each such period. An "other" principal user is a person who enjoys a use of a facility (other than a short-term use) in a degree comparable to the enjoyment of a principal owner or a principal lessee, taking into account all the relevant facts and circumstances, such as the person's participation in control over use of such facility or its remote or proximate geographic location.

         "PROJECT LOCATION" shall mean the area within the City of Santa Ana, California.

         "REGULATIONS" shall mean those regulations, whether now or hereafter adopted, promulgated by the United States Department of the Treasury with respect to Section 103 or Part IV of subchapter B of chapter 1 of the Code.

         "SECTION 144 CAPITAL EXPENDITURES" shall mean those expenditures required to be taken into account with respect to the Bonds pursuant to Section 144(a)(1) and (4) of the Code and

Regulations thereunder, including Section 1.103-10(b)(2)(ii) and (iii) of the Regulations, including any expenditure with respect to Facilities, no matter by whom made (regardless of how paid, whether in cash, notes or stock in a taxable or nontaxable transaction), paid or incurred during the six-year period beginning 3 years before the date of issuance and delivery of the Bonds, which may, under any rule or election under the Code, be treated as a capital expenditure (whether or not such expenditure is so treated), and which is not paid or reimbursed out of the original principal proceeds (exclusive of investment income) of the Bonds, but not including excluded expenditures pursuant to Section 144(a)(4)(C) of the Code and Regulations thereunder, including Section 1.103-10(b)(2)(iv) and (v) of the Regulations. Such term shall also include research and development costs properly allocable to the Project no matter where paid or incurred, unless specifically excluded by Section 144(a)(4)(C).

         The Borrower represents and warrants that substantially all of the proceeds of the Bonds are to be used with respect to the Project to be located in the Project Location; that there are no other outstanding obligations issued subsequent to September 30, 1968, of any state, territory or possession of the United States of America, or any political subdivision of the foregoing or of the District of Columbia, the proceeds of which have been or are to be used primarily with respect to Facilities; and that the sum of the principal amount of the Bonds plus the amount of Section 144 Capital Expenditures for the three-year period ending on the date of issuance and delivery of the Bonds does not exceed $10,000,000.

         The Issuer covenants and agrees that it has not taken and shall not take any action which will cause interest on the Bonds to not be Tax-exempt.

         The Issuer hereby elects to have the provisions of Section 144(a)(4)(A) of the Code apply to the Bonds. The Borrower covenants that it shall furnish to the Issuer prior to the issuance and delivery of the Bonds whatever information is necessary for the Issuer to make such election.

         The Borrower further covenants that it shall take, and shall cause any other Principal User to take, such further actions as are required of a Principal User of property financed by an issue of obligations which are subject to the $10,000,000 limitation of Section 144(a)(4)(A) of the Code, which actions are set forth in Section 144(a)(4)(A) of the Code and in the Regulations, including Section 1.103-10(b) of the Regulations.

         The Borrower further covenants and agrees, so long as any of the Bonds are Outstanding under the Indenture, that the aggregate principal of Bonds being issued plus the aggregate amount of Section 144 Capital Expenditures made or to be made with respect to Facilities during the six-year period beginning three years before the date of issuance and delivery of the Bonds shall not exceed $10,000,000 (or any such larger amount as may be hereafter permitted by law).

         Notwithstanding anything in Section 5.09(h) hereof or in this Section to the contrary, neither the Borrower nor the Issuer shall have violated the covenants contained in Section 5.09(h) hereof or in this Section if the interest on any of the Bonds becomes taxable to a Person solely because such Person is a "substantial user" of the Project or a "related person" within the meaning of
Section 147(a) of the Code. The Issuer shall provide the Borrower with notice and cooperate fully with the Borrower in any administrative, legislative or judicial proceeding in connection with any actions, proceedings or decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the Bonds.

         SECTION 5.11. SPECIAL ARBITRAGE CERTIFICATIONS.

                  (a) The Issuer hereby certifies to the Borrower (i) that it has not been notified of any listing or proposed listing of it by the Internal Revenue Service as a bond issuer whose arbitrage certifications may not be relied upon and (ii) that issuance of the Bonds will not violate any provisions of Section 103 of the Code,
         Section 148 of the Code, or the Regulations issued under such Sections of the Code, such that the interest on the Bonds is not Tax-exempt.

                  (b) The Borrower and the Issuer agree to comply with the Tax Regulatory Agreement, as such Tax Regulatory Agreement shall be amended from time to time in order that interest on the Bonds remains Tax-exempt. The Borrower further agrees to cause any other Principal User (as defined in Section 5.10 hereof) of the Project to comply with the terms of this Loan Agreement and the Tax Regulatory Agreement to the extent necessary to insure that interest on the Bonds remains Tax-exempt.

         SECTION 5.12. COVENANT TO ENTER INTO AGREEMENT OR CONTRACT TO PROVIDE ONGOING DISCLOSURE. The Borrower hereby covenants and agrees that if as a result of the conversion of the interest rate borne by the Bonds from the Weekly Interest Rate to the Fixed Interest Rate or as a result of any amendment to Paragraph (b)(5)(i) of the Securities and Exchange Commission Rule 15c2-12 under the Securities Exchange Act of 1934, as amended (17 CFR Part 240, ss. 240.15c2-12) (the "Rule") or any amendment or supplement to the Indenture or this Agreement, the Bonds cease to be exempt under the Rule, the Borrower will enter into an agreement or contract, constituting an undertaking, to provide ongoing disclosure as may be necessary to comply with the Rule as then in effect. The covenant and agreement contained in this Section is for the benefit of the Registered Owners, any Participating Underwriter and the Beneficial Owners (as defined in the Indenture) as required by the Rule. It is the Borrower's express intention that this Section be assigned pursuant to and in accordance with Section 6.09 of the Indenture to the Trustee for the benefit of the Registered Owners, any Participating Underwriter and the Beneficial Owners and that each Registered Owner, Participating Underwriter and Beneficial Owner be a beneficiary of this Section with the right to enforce this Section against the Borrower. Notwithstanding any other provision of this Agreement, failure of the Borrower to comply with the provisions of this Section shall not be considered a Loan Default Event; provided, however, the Trustee may (and, at the request of any Participating Underwriter or the Registered Owners of at least 25% aggregate principal amount in Outstanding Bonds, shall) or any Beneficial Owner may take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Borrower to comply with its obligations under this Section.

         SECTION 5.13. NO PURCHASE OF BONDS. The Issuer covenants and agrees that it shall not become a Registered Owner of the Bonds and shall not directly or indirectly purchase Bonds from the Remarketing Agent.

                                   ARTICLE VI

              DAMAGE, DESTRUCTION AND CONDEMNATION; USE OF PROCEEDS

         SECTION 6.01. OBLIGATION TO CONTINUE PAYMENTS. If prior to full payment of the Bonds (or provision for payment thereof in accordance with the provisions of the Indenture) (a) the Project or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty, or (b) title to, or the temporary use of, the Project or any portion thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority, the Borrower shall nevertheless be obligated to continue to pay the amounts specified in Article IV hereof, to the extent not prepaid in accordance with Article VIII hereof.

         SECTION 6.02. APPLICATION OF NET PROCEEDS. Upon any damage, destruction or condemnation of the Project or any portion thereof resulting in Net Proceeds in excess of $250,000, subject to the provisions of the Credit Agreement, the Borrower may elect, in its discretion and with the written consent of the Bank, by written notice to the Issuer and the Trustee:

                  (a) to apply the Net Proceeds of any insurance or condemnation awards to the prompt repair, restoration, relocation, modification or improvement of the damaged, destroyed or condemned portion of the Project to enable such portion of the Project to accomplish at least the same function as such portion of the Project was designed to accomplish prior to such damage or destruction or exercise of such power of eminent domain. If the Borrower elects to proceed as provided in this subsection (a), it shall give the Issuer and the Trustee written notice thereof, and evidence of the Bank's written consent, within 90 days of the deposit of the Net Proceeds with the Bank. Any balance of the Net Proceeds remaining after such work has been completed shall be deposited in the Revenue Fund to be applied, with the written consent of the Bank, to the payment of principal of and premium, if any, and interest on the Bonds, or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), any balance remaining in the Revenue Fund shall be paid in accordance with the requirements of Section 10.04 of the Indenture; or

                  (b) to prepay all of the Loan in accordance with Article VIII hereof by directing the Trustee to draw on the Letter of Credit to effect a mandatory redemption of all outstanding Bonds under Section
         4.01 of the Indenture.

         SECTION 6.03. INSUFFICIENCY OF NET PROCEEDS. If the Project or a portion thereof is to be repaired, restored, relocated, modified or improved pursuant to Section 6.02(a) hereof, and if the Net Proceeds are insufficient to pay in full the cost of such repair, restoration, relocation, modification or improvement, the Borrower will nonetheless complete the work or cause the work to be completed and will pay or cause to be paid any cost thereof in excess of the amount of the Net Proceeds held in escrow.

         SECTION 6.04. DAMAGE TO OR CONDEMNATION OF OTHER PROPERTY. Subject to the terms and provisions of the Credit Agreement, the Borrower shall be entitled to the Net Proceeds of any insurance or condemnation award or portion thereof made for damages to or takings of its property not included in the Project.

                                  ARTICLE VII

                        LOAN DEFAULT EVENTS AND REMEDIES

         SECTION 7.01. LOAN DEFAULT EVENTS. Any one of the following which occurs and continues shall constitute a Loan Default Event:

                  (a) failure of the Borrower to pay any Loan Repayment when and as the same shall become due and payable pursuant to Section 4.02(a) hereof;

                  (b) failure of the Borrower to pay any amounts payable hereunder, other than Loan Repayments, when and as the same shall become due, which failure continues for a period of 30 days after written notice delivered to the Borrower and the Bank, which notice shall specify such failure and request that it be remedied, given by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time;

                  (c) failure of the Borrower to observe and perform in any material respect any covenant, condition or agreement on its part required to be observed or performed by this Agreement, other than a covenant described in subsection (a) or subsection (b) above or the failure of the Borrower to strictly comply with the covenants, conditions or agreements contained in Sections 5.09(a) through (k), 5.09(p) through (s), 5.10, 5.11 and 5.12 hereof, which failure continues for a period of 30 days after written notice delivered to the Borrower and the Bank, which notice shall specify such failure and request that it be remedied, given by the Issuer or the Trustee, unless the Issuer and the Trustee, with the written approval of the Bank, shall agree in writing to an extension of such time; provided, however, that if the failure stated in the notice cannot be corrected within such period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or

                  (d) existence of an Event of Default under and as defined in Sections 7.01(a) through (e) of the Indenture.

         The provisions of subsection (c) of this Section are subject to the limitation that the Borrower shall not be deemed in default if and so long as the Borrower is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or any of their departments, agencies, or officials, or any civil or military authority; insurrections, riots, epidemics, landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event (whether similar or dissimilar to the foregoing) not reasonably within the control of the Borrower; it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, unfavorable to the Borrower. This limitation shall not apply to any default under subsections (a), (b), or
(d) of this Section. Notwithstanding any other provision of this Agreement to the contrary, so long as the Bank is not in default under the Letter of Credit, the Trustee shall not without the prior written consent or direction of the Bank exercise any remedies under this Agreement in the case of any Loan Default Event described in subsections (a), (b), or (c) above.

         SECTION 7.02. REMEDIES ON DEFAULT. Subject to the last sentence of
Section 7.01 above, whenever any Loan Default Event shall have occurred and shall be continuing,

                  (a) The Trustee, by written notice to the Borrower and the Bank, shall declare all unpaid amounts payable under Section 4.02(a) hereof to be due and payable immediately, provided that concurrently with or prior to such notice the unpaid principal amount of the Bonds shall have been declared to be due and payable under the Indenture. Upon any such declaration such amount shall become and shall be immediately due and payable in the amount set forth in Section 7.01 of the Indenture.

                  (b) The Trustee shall have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of the Borrower.

                  (c) The Issuer or the Trustee may take whatever action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement.

         In case the Trustee or the Issuer shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Issuer, then, and in every such case, the Borrower, the Trustee and the Issuer shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Trustee and the Issuer shall continue as though no such action had been taken.

         The Borrower covenants that, in case a Loan Default Event shall occur and all unpaid amounts payable under Section 4.02(a) hereof shall have been declared due and payable immediately pursuant to Section 7.02(a) hereof, then, upon demand of the Trustee, the Borrower will pay to the Trustee the whole amount that then shall have become due and payable under said Section, with interest on the amount then overdue at the rate of 10% per annum until such amount has been paid or, if ten percent is greater than the rate then permitted by law, at the greatest rate then permitted.

         In case the Borrower shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Borrower and collect in the manner provided by law the moneys adjudged or decreed to be payable.

         In case proceedings shall be pending for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial proceedings relative to the Borrower, or the creditors or property of the Borrower, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its reasonable charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for reasonable compensation and expenses, including reasonable expenses and fees of counsel incurred by it up to the date of such distribution.

         SECTION 7.03. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Borrower should default under any of the provisions of this Agreement, whether or not such default constitutes a Loan Default Event hereunder, and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees to pay to the Issuer or the Trustee the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.

         SECTION 7.04. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. To entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the Registered Owners of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

         SECTION 7.05. WAIVERS. No delay or omission of the Issuer or the Trustee to exercise any right or power arising upon the occurrence of any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Agreement to the Issuer or the Trustee may be exercised from time to time and as often as may be deemed expedient. In the event any agreement or covenant contained in this Agreement should be breached by the Borrower and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                  ARTICLE VIII

                                   PREPAYMENT

         SECTION 8.01. REDEMPTION OF BONDS WITH PREPAYMENT MONEYS. By virtue of the assignment of the rights of the Issuer under this Agreement to the Trustee as is provided in Section 4.05 hereof, the Borrower agrees to and shall pay directly to the Trustee any amount permitted or required to be paid by it under this Article VIII. The Indenture provides that the Trustee shall use the moneys so paid to it by the Borrower, pursuant to the written instructions of the Borrower, to redeem the Bonds on the date set for such redemption pursuant to
Section 8.05 hereof.

         SECTION 8.02. OPTIONS TO PREPAY LOAN. The Borrower shall have the option to prepay the Loan by paying to the Trustee the amount set forth in
Section 8.04 hereof, for deposit in the Revenue Fund, to be applied to the redemption of Bonds as set forth below on the earliest date such Bonds are subject to redemption pursuant to the Indenture and as to which notice of redemption can be given in accordance with the Indenture, at the redemption prices set forth below, under the following circumstances:

                  (a) the Borrower may prepay such amounts in whole, and cause all of the Outstanding Bonds to be redeemed at the redemption price set forth in Section 4.01(e) of the Indenture, if any of the following shall have occurred:

                           (i) the Project shall have been damaged or destroyed,
                  in whole or in part, by fire or other casualty and the Issuer and the Trustee receive a Certificate of the Authorized Representative of the Borrower to the effect that: (A) it is not practicable or desirable to rebuild, repair or restore the Project within a period of six consecutive months following such damage or destruction, (B) the Borrower is or will be thereby prevented from carrying on its normal operations at the Project for a period of at least six consecutive months, or (C) the cost of restoration of the Project would substantially exceed the Net Proceeds of insurance carried thereon; or

                           (ii) title to, or the temporary use of, all or
                  substantially all of the Project shall have been taken by any governmental authority, or any Person acting under governmental authority, exercising the power of eminent domain and the Issuer and the Trustee receive a Certificate of the Authorized Representative of the Borrower to the effect that:
                  (A) the Borrower is thereby prevented from carrying on its normal operations at the Project for a period of at least six consecutive months or (B) the Project is unsuitable for use by the Borrower;

                  (b) with the prior written consent of the Bank, the Borrower may prepay all or any part of the Loan from any available funds and cause all or any part of the Outstanding Bonds to be redeemed at the redemption prices set forth in Section 4.01(b) or 4.01(f) of the Indenture, as applicable.

         SECTION 8.03. MANDATORY PREPAYMENT.

                  (a) The Borrower shall have and hereby accepts the obligation to prepay in full the Loan by paying to the Trustee the amount set forth in Section 8.04 hereof for deposit to the Revenue Fund to be used to redeem all the Outstanding Bonds on the earliest date such Bonds are subject to redemption pursuant to the Indenture and as to which notice of the redemption can be given in accordance with the Indenture, at the redemption prices set forth in Section 4.01(e) of the Indenture with respect to subsection (i) below, Section 4.01(c) of the Indenture with respect to subsections (ii) and (iii) below, and in the Indenture Sections noted with respect to subsection (iv) below:

                           (i) if and when as a result of any changes in the
                  Constitution of the United States of America or the California Constitution or as a result of any legislative, judicial or administrative action, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intention and purposes of the parties hereto, or shall have been declared unlawful;

                           (ii) if, due to the untruth or inaccuracy of any
                  representation or warranty made by the Borrower herein or in connection with the offer and sale of the Bonds, or the breach of any covenant or warranty of the Borrower contained in this Agreement, interest on the Bonds, or any of them, is determined not to be Tax-exempt to the Registered Owners thereof (other than a Registered Owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code) by a final administrative determination of the Internal Revenue Service or final judicial decision of a court of competent jurisdiction in a proceeding of which the Borrower received notice and was afforded an opportunity to participate in to the full extent permitted by law. A determination or decision will be considered final for this purpose when all periods for administrative and judicial review have expired;

                           (iii) if either: (A) the Borrower or any other
                  Principal User of the Project files a notice with the Issuer and the Trustee to the effect that the capital expenditure limitation of Section 144(a)(4) of the Code has been exceeded, or will be exceeded, within a period of 60 days; or (B) there is a final determination (as defined in subsection (ii) above) by the Internal Revenue Service or a court of competent jurisdiction that such capital expenditures limitation has been exceeded; and

                           (iv) if mandatory redemption is required by any of
                  Sections 4.01(d), (g), or (h) of the Indenture.

                  (b) If the Borrower elects not to apply any Net Proceeds in excess of $250,000 under the circumstances described in Section 6.02 hereof, the Borrower shall prepay all of the Loan and cause all of the Outstanding Bonds to be redeemed at the redemption price set forth in
         Section 4.01(e) of the Indenture.

         SECTION 8.04. AMOUNT OF PREPAYMENT. In the case of a prepayment in full of the Loan by the Borrower under this Agreement pursuant to Section 8.02 or
8.03 hereof, the amount to be paid shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay
(a) the redemption price specified in the applicable subsections of Section 8.02 or 8.03 hereof, for all Outstanding Bonds, plus all interest accrued and to accrue to the redemption date, (b) all reasonable and necessary fees and expenses of the Issuer, the Trustee and any paying agent allowable pursuant to this Agreement and the Indenture accrued and to accrue through final payment of the Bonds and (c) all other liabilities of the Borrower accrued and to accrue under this Agreement.

         In the case of partial prepayment of the Loan by the Borrower under this Agreement pursuant to Section 8.02 or 8.03 hereof, the amount to be paid shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the redemption price specified in the applicable subsections of Section 8.02 or 8.03 hereof, for the Bonds to be redeemed, plus all interest accrued and to accrue to the redemption date, and to pay expenses of redemption of such Bonds. All partial prepayments of the Loan made by the Borrower under this Agreement shall be applied in inverse order of the due dates thereof, or as otherwise provided in the Indenture.

         SECTION 8.05. NOTICE OF PREPAYMENT. The Borrower shall give written notice to the Issuer, the Bank and the Trustee (a) while the Bonds bear interest at the Weekly Interest Rate, not less than 20 days prior to the date of any prepayment of a Loan Repayment and (b) while the Bonds bear interest at the Fixed Interest Rate, not less than 40 days prior to the date of any prepayment of a Loan Repayment, in each case specifying the date upon which any prepayment will be made, the basis for such prepayment and the amount of such prepayment. If the Borrower fails to give such notice of a prepayment of Loan Repayments, the Indenture provides that the Trustee shall hold such prepayment in the Redemption Fund.

                                   ARTICLE IX

               NON-LIABILITY OF ISSUER; EXPENSES; INDEMNIFICATION

         SECTION 9.01. NON-LIABILITY OF ISSUER. The Issuer shall not be obligated to pay the principal of, premium, if any, or interest on the Bonds, except from Revenues. The Borrower hereby acknowledges that the Issuer's sole source of moneys to repay the Bonds will be provided by the payments made by the Borrower pursuant to this Agreement, together with other Revenues, including investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Borrower shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Borrower, the Issuer or any third party.

         SECTION 9.02. EXPENSES. The Borrower covenants and agrees to pay, and to indemnify the Issuer and the Trustee against, all reasonable costs and charges, including reasonable fees and disbursements of attorneys, accountants, consultants and other experts, incurred in good faith in connection with this Agreement, the Bonds or the Indenture.

         SECTION 9.03. INDEMNIFICATION. The Borrower releases the Issuer, the State, the Treasurer of the State and the Trustee from, and covenants and agrees that none of the Issuer, the State, the Treasurer of the State or the Trustee shall be liable for, and covenants and agrees to indemnify and hold harmless the Issuer, the State, the Treasurer of the State and the Trustee and their officers, employees and agents from and against any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from, or in any way connected with
(a) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of, the Project or any part thereof;
(b) the issuance of any Bonds or any certifications or representations made in connection therewith by the Borrower and the carrying out of any of the transactions contemplated by the Bonds, the Indenture, or this Agreement; (c) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; or (d) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in the official statement utilized by any underwriter in connection with the sale or offering of any Bonds; provided that in each case such indemnity shall not be required for damages that result from the willful misconduct or negligence on the part of the party seeking such indemnity. The indemnity required by this Section shall be only to the extent that any loss sustained by the Issuer or the Trustee exceeds the Net Proceeds the Issuer or the Trustee receives from any insurance carried by the Borrower with respect to the loss sustained. The Borrower further covenants and agrees to pay or to reimburse the Issuer, the State, the Treasurer of the State and the Trustee and their officers, employees and agents for any and all costs, reasonable attorneys fees, liabilities or reasonable expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the willful misconduct or negligence of the party claiming such payment or reimbursement. The provisions of this Section shall survive the payment and retirement of the Bonds and the termination of this Agreement.

                                   ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01. NOTICES. All notices, certificates, or other communications given hereunder shall be deemed sufficiently given on (a) the day such notices, certificates or other communications are received when sent by personal delivery, including tested telex or facsimile communication, or (b) the third day following the day on which the same have been mailed by first class, postage prepaid, addressed to the Issuer, the Borrower, the Trustee, the Tender Agent or the Bank, as the case may be, at the address set forth for such party below. A duplicate copy of each notice, certificate, or other communication given hereunder by either the Issuer or the Borrower to the other shall also be given to the Trustee, the Tender Agent, Borrower's counsel and the Bank. The Issuer, the Borrower, the Trustee, the Tender Agent and the Bank may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates, or other communications shall be sent.

        If to the Issuer:      California Infrastructure and Economic
                               Development Bank
                               801 K Street, Suite 1700
                               Sacramento, California  95814
                               Attention:  Bond Manager
                               Phone: (916) 322-8520
                               Fax: (916) 322-7214

        If to the Borrower:    Roller Bearing Company of America, Inc.
                               60 Round Hill Road
                               Fairfield, Connecticut  06430
                               Attention:  Michael S. Gostomski
                               Phone: (203) 255-1511
                               Fax: (203) 255-3862

        If to the Trustee      U.S. Bank Trust National Association
          or Tender Agent:     One California Street, 4th Floor
                               San Francisco, California  94111
                               Attention: Corporate Trust Department
                               Phone: (415) 273-4500
                               Fax: (415) 273-4590

        If to the Bank:        First Union National Bank
                               1345 Chestnut Street
                               Philadelphia, Pennsylvania  19107
                               Attention:  Robert A. Brown
                               Phone: (215) 973-1259
                               Fax: (215) 786-2877

                               Credit Suisse First Boston
                               11 Madison Avenue, 13th Floor
                               New York, New York  10010
                               Attention:  Mark Callahan
                               Phone: (212) 325-9940
                               Fax: (212) 325-8304

        If to the Remarketing  The Chapman Company
        Agent:                 115 Sansome Street, Suite 520
                               San Francisco, California  94104
                               Attention:  Director of Public Finance
                               Phone: (415) 392-5505
                               Fax: (415) 392-5276

         SECTION 10.02. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

         SECTION 10.03. EXECUTION OF COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement by the Trustee and the Bank under Article 9 of the California Uniform Commercial Code, only the counterpart delivered, pledged, and assigned to the Trustee shall be deemed the original.

         SECTION 10.04. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee and the Bank.

         SECTION 10.05. GOVERNING LAW. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State as a contract executed and delivered within the State to be fully performed within the State.

         SECTION 10.06. AUTHORIZED REPRESENTATIVE OF THE BORROWER. Whenever under the provisions of this Agreement the approval of the Borrower is required or the Issuer or the Trustee is required to take some action at the request of the Borrower, such approval or such request shall be given on behalf of the Borrower by the Authorized Representative of the Borrower, and the Issuer and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

         SECTION 10.07. TERM OF THE AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any of the Bonds remain Outstanding or the Letter of Credit remains in effect, whichever is later. All representations and certifications by the Borrower as to all matters affecting the Tax-exempt status of interest on the Bonds and all indemnifications by the Borrower to the Issuer, the State, the Treasurer of the State or the Trustee shall survive the termination of this Agreement.

         SECTION 10.08. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns; subject, however, to the limitations contained in Section 5.02 hereof.

         SECTION 10.09. REFERENCES TO BANK. Notwithstanding any provisions contained herein to the contrary, the Bank shall be entitled to take all actions and exercise its rights hereunder in accordance with the Credit Agreement so long as the Bank has not wrongfully dishonored any drawings under the Letter of Credit and the Bank is not in liquidation, bankruptcy or receivership proceedings. After the expiration or termination of the Letter of Credit and after all obligations owed to the Bank pursuant to the Credit Agreement with respect to the Letter of Credit have been paid in full or discharged, all references to the Bank contained herein shall be null and void and of no further force and effect.

         SECTION 10.10. BROKERAGE CONFIRMATIONS. The Borrower acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Borrower the right to receive brokerage confirmations of security transactions under the Indenture, the Borrower specifically waives receipt of such confirmations to the extent permitted by law. The Trustee is required under the Indenture to furnish the Borrower with periodic cash transaction statements which include detail for all securities transactions made by the Trustee on behalf of the Borrower thereunder.

                           [End of the Loan Agreement]

         IN WITNESS WHEREOF, the California Infrastructure and Economic Development Bank has caused this Agreement to be executed in its name and the Borrower has caused this Agreement to be executed in its name, all as of the date first above written.

                                       CALIFORNIA INFRASTRUCTURE AND
                                       ECONOMIC DEVELOPMENT BANK


                                       By
                                         ---------------------------------
                                         Lon S. Hatamiya, Chair
ATTEST



By
  ---------------------------------
  Blake Fowler, Secretary


                                       ROLLER BEARING COMPANY OF AMERICA, INC.


                                       By
                                         ---------------------------------
                                         Michael S. Gostomski, Executive
                                         Vice President


                       [Signature Page to Loan Agreement]

                                    EXHIBIT A

                                   THE PROJECT

         The Project consists of (a) the acquisition of real property and improvements located at 3131 West Segerstrom Avenue, Santa Ana, California 92702 (the "Project Site"), (b) the rehabilitation of a manufacturing facility at the Project Site, and (c) the acquisition and installation of manufacturing equipment at the Project Site.